UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

Cyber Apps World Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-50693	90-0314205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Via Tomaso Rodari, 6, Lugano, Switzerland	6900
(Address of principal executive offices)	(Zip Code)

+41 79 1595013

(Registrant’s telephone number, including area code)

 _________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “CYAP,” “the Company,” “we,” “us” and “our” refer to Cyber Apps World Inc.

Item 8.01 Other Events.

On January 11, 2024, the Company’s subsidiary, CYAP Oil, LLC, successfully bid at auction for a 5% royalty interest in a package of seven (7) producing oil wells located in the Eagle Ford Shale, Lavaca County, Texas. This represents the Company’s first transaction in the U.S. energy production and development sector and constitutes a shift in the Company’s focus away from software development to identifying and acquiring opportunities in the U.S. energy production and development sector. The transaction is expected to close on or about January 17, 2024.

The Company disclosed that it expects to complete additional acquisitions of this kind in the near future.

On January 16, 2024, the Company issued a press release providing stockholders and the investment community with information on the recent transaction.

A copy of the press release is filed as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBER APPS WORLD INC.

Date: January 16, 2024	By:	/s/ Luca Benedetto
Luca Benedetto President

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